Exhibit 99.1

The Chefs’ Warehouse, Inc. Reports Third Quarter 2013 Financial Results

Net Sales Increased 36.7%

Ridgefield, CT, October 31, 2013 – The Chefs’ Warehouse, Inc. (NASDAQ: CHEF), a premier distributor of specialty food products in the United States, today reported financial results for its third quarter ended September 27, 2013.

Financial highlights for the third quarter of 2013 compared to the third quarter of 2012:

•	Net sales increased 36.7% to $170.6 million for the third quarter of 2013 from $124.8 million for the third quarter of 2012.

•	Earnings per diluted share was $0.20 for the third quarter of 2013 compared to $0.18 for the third quarter of 2012.

•	Modified pro forma earnings per diluted share[1] was $0.21 for the third quarter of 2013 compared to $0.21 for the third quarter of 2012.

•	Adjusted EBITDA[1] increased 24.4% to $12.0 million for the third quarter of 2013 from $9.7 million for the third quarter of 2012.

“We continue to be optimistic about the health of our overall business,” said Chris Pappas, chairman and chief executive officer of The Chefs’ Warehouse, Inc. “Our core key performance indicators related to sales growth all continued to improve sequentially every quarter this year. We are also very pleased with our recent secondary offering of common stock that we completed at the end of the quarter, and remain cautiously optimistic that we will begin deploying that capital in the next few months.”

Third Quarter Fiscal 2013 Results

Net sales for the quarter ended September 27, 2013 increased approximately 36.7% to $170.6 million from $124.8 million for the quarter ended September 28, 2012. The increase in net sales was primarily the result of the acquisitions of Queensgate Foodservice and Qzina Specialty Foods, and to a lesser degree Michael’s Finer Meats which we anniversaried during the quarter. These acquisitions contributed approximately $35.6 million, or 28.5%, to net sales growth for the quarter. Strong organic sales growth also contributed $10.2 million, or 8.2%, to our overall growth in net sales. Inflation moderated somewhat from the second quarter and was approximately 2.7% across a broad group of categories.

Gross profit increased approximately 35.8% to $44.0 million for the third quarter of 2013 from $32.4 million for the third quarter of 2012. Gross profit margin decreased approximately 17 basis points to 25.8% for the third quarter of 2013 from 25.9% for the third quarter of 2012, due to the impact on sales mix from the Michael’s acquisition.

Total operating expenses increased by approximately 37.8% to $34.5 million for the third quarter of 2013 from $25.1 million for the third quarter of 2012. As a percentage of net sales, operating expenses were 20.2% in the third quarter of 2013 compared to 20.0% in the third quarter of 2012. The increase in the Company’s operating expense ratio is attributable to increased amortization expense related to acquisitions, duplicate rent related to the Bronx, NY facility and higher compensation related expenses, offset in part by lower insurance, bad debt and stock compensation cost.

Operating income for the third quarter of 2013 was $9.4 million, compared to $7.3 million for the third quarter of 2012. As a percentage of net sales, operating income was 5.5% in the third quarter of 2013 compared to 5.9% in the prior year’s third quarter. The decrease in operating profit margin was driven by the lower gross profit margin as well as higher operating expense ratio when compared with the prior year quarter.

[1]	Please see the Consolidated Statements of Operations at the end of this earnings release for a reconciliation of EBITDA, Adjusted EBITDA, modified pro forma net income and modified pro forma EPS to these measures’ most directly comparable GAAP measure.

Net income was $4.2 million, or $0.20 per diluted share, for the third quarter of 2013 compared to $3.8 million, or $0.18 per diluted share, for the third quarter of 2012.

On a non-GAAP basis, adjusted EBITDA increased approximately 24.4% to $12.0 million in the third quarter of 2013 compared to $9.7 million in the third quarter of 2012. Modified pro forma net income1 was $4.4 million and modified pro forma EPS was $0.21 for the third quarter of 2013 compared to modified pro forma net income of $4.4 million and modified pro forma EPS of $0.21 for the third quarter of 2012.

2013 Guidance

As a result of the Company’s previously announced equity offering completed on September 25, 2013 as well as current trends in the business, the Company expects the following for the full year of 2013:

•	Revenue between $660.0 million and $680.0 million,

•	Adjusted EBITDA between $48.5 million and $51.1 million,

•	Net income between $18.5 million and $19.0 million,

•	Net income per diluted share between $0.84 and $0.87,

•	Modified pro forma net income per diluted share between $0.88 and $0.91.

The above guidance is based upon an estimated effective tax rate of approximately 41.5% and an estimated fully diluted share count of 22.0 million shares for the full year 2013.

Conference Call

The Company will host a conference call to discuss third quarter 2013 financial results today at 5:00 p.m. ET. Hosting the call will be Chris Pappas, chairman and chief executive officer and John Austin, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 705-6003 or for international callers (201) 493-6725. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or for international callers (858) 384-5517; the conference ID is 419986. The replay will be available until Thursday, November 7, 2013. The call will also be webcast live from the Company’s investor relations website (http://investors.chefswarehouse.com).

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements include, but are not limited to, the Company’s sensitivity to general economic conditions, including the current economic environment, changes in disposable income levels and consumer discretionary spending on food-away-from-home purchases; the Company’s vulnerability to economic and other developments in the geographic markets in which it operates; the risks of supply chain interruptions due to lack of long-term contracts, severe weather or more prolonged climate change, work stoppages or otherwise; the risk of loss of customers due to the fact that the Company does not customarily have long-term contracts with its customers; changes in the availability or cost of the Company’s specialty food products; the ability to effectively price the Company’s specialty food products and reduce the Company’s expenses; the relatively low margins of the foodservice distribution industry and the Company’s sensitivity to inflationary and deflationary pressures; the Company’s ability to successfully identify, obtain financing for and complete acquisitions of other foodservice distributors and to successfully integrate those businesses and realize expected synergies from those acquisitions; the Company’s ability to deploy the remaining net proceeds from its September 2013 common stock offering within the time frame currently contemplated; increased fuel costs and expectations regarding the use of fuel surcharges; fluctuations in the wholesale prices of beef, poultry and seafood, including increases in these prices as a result of increases in the cost of feeding and caring for livestock; the loss of key members of the Company’s management team and the Company’s ability to replace such personnel; and the strain on the Company’s infrastructure and resources caused by its growth. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. A more detailed description of these and other risk factors is contained in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2013 and subsequently filed quarterly reports on Form 10-Q. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

About The Chefs’ Warehouse

The Chefs’ Warehouse, Inc. (http://www.chefswarehouse.com) is a premier distributor of specialty food products in the United States focused on serving the specific needs of chefs who own and/or operate some of the nation’s leading menu-driven independent restaurants, fine dining establishments, country clubs, hotels, caterers, patisseries, culinary schools and specialty food stores. The Chefs’ Warehouse, Inc. carries and distributes more than 23,200 products to more than 17,500 customer locations throughout the United States and Canada.

Contact:

Investor Relations

John Austin, (718) 684-8415

THE CHEFS’ WAREHOUSE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

THIRTEEN AND THIRTY-NINE WEEKS ENDED SEPTEMBER 27, 2013 AND SEPTEMBER 28, 2012

(unaudited, in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	Sept 27, 2013	Sept 28, 2012	Sept 27, 2013	Sept 28, 2012
Net Sales	$170,581	$124,807	$480,158	$337,701
Cost of Sales	126,624	92,430	357,068	248,804

Gross Profit	43,957	32,377	123,090	88,897

Operating Expenses	34,522	25,052	96,701	67,997

Operating Income	9,435	7,325	26,389	20,900

Interest Expense	2,328	1,010	5,598	2,454
Loss on Disposal of Assets	—	3	4	3

Income Before Income Taxes	7,107	6,312	20,787	18,443

Provision for Income Tax Expense	2,947	2,496	8,633	7,536

Net Income	$4,160	$3,816	$12,154	$10,907

Net Income Per Share:
Basic	$0.20	$0.18	$0.58	$0.53
Diluted	$0.20	$0.18	$0.58	$0.52
Weighted Average Common Shares Outstanding:
Basic	20,928,148	20,662,956	20,819,209	20,571,848
Diluted	21,145,159	20,980,019	21,052,560	20,911,337

THE CHEFS’ WAREHOUSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 27, 2013 AND DECEMBER 28, 2012

(unaudited; in thousands)

	September 27, 2013	December 28, 2012
Cash and cash equivalents	$54,616	$118
Accounts receivable, net	66,980	56,694
Inventories, net	57,271	40,402
Deferred taxes, net	2,362	2,839
Prepaid expenses and other current assets	7,010	5,452

Total current assets	188,239	105,505

Restricted cash	6,208	11,008
Equipment and leasehold improvements, net	18,265	9,365
Software costs, net	158	328
Goodwill	66,934	45,359
Intangible assets, net	47,607	35,708
Other assets	3,846	2,861

Total assets	331,257	210,134

Accounts payable	32,514	33,718
Accrued liabilities	10,961	5,291
Accrued compensation	4,791	3,519
Current portion of long-term debt	6,545	5,175

Total current liabilities	54,811	47,703

Long-term debt, net of current portion	141,411	119,352
Deferred taxes, net	5,472	2,552
Other liabilities and deferred credits	2,640	1,245

Total liabilities	204,334	170,852

Preferred stock	—	—
Common stock	250	210
Additional paid in capital	96,647	21,005
Cumulative foreign currency translation adjustment	(195)	—
Retained earnings	30,221	18,067

Stockholders’ equity	126,923	39,282

Total liabilities and stockholders’ equity	$331,257	$210,134

THE CHEFS’ WAREHOUSE, INC.

CONDENSED CASH FLOW STATEMENT

FOR THE THIRTY-NINE WEEKS ENDED SEPTEMBER 27, 2013 AND SEPTEMBER 28, 2012

(unaudited; in thousands)

	Sept 27, 2013	Sept 28, 2012
Cash flows from operating activities:
Net Income	$12,154	$10,907

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,925	1,446
Amortization	3,537	1,049
Provision for allowance for doubtful accounts	443	729
Deferred credits	282	224
Deferred taxes	228	362
Write-off of deferred financing fees	—	237
Amortization of deferred financing fees	405	307
Stock compensation	892	1,335
Change in fair value of earnout	49	—
Loss on asset disposal	4	3
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(2,136)	(2,090)
Inventories	(1,262)	(2,448)
Prepaid expenses and other current assets	(133)	(3,361)
Accounts payable and accrued liabilities	(1,448)	668
Other liabilities	26	—
Other assets	(218)	(43)

Net cash provided by operating activities	14,748	9,325

Cash flows from investing activities:
Capital expenditures	(5,660)	(2,733)
Cash paid for acquisitions, net of cash received	(54,364)	(73,279)

Net cash used in investing activities	(60,024)	(76,012)

Cash flows from financing activities:
Change in restricted cash	4,800	(4)
Net proceeds from secondary offering	75,060	—
Proceeds from senior secured term loan	—	40,000
Proceeds from senior secured notes	100,000	—
Payment of debt	(3,652)	(30,087)
Payment of deferred financing fees	(1,230)	(1,733)
Borrowings under revolving credit line	70,800	229,958
Payments under revolving credit line	(145,800)	(170,940)
Surrender of shares to pay withholding taxes	(270)	(346)

Net cash provided by financing activities	99,708	66,848

Effect of foreign currency translation on cash and cash equivalents	66	—

Net increase in cash and cash equivalents	54,498	161
Cash and cash equivalents at beginning of period	118	2,033

Cash and cash equivalents at end of period	$54,616	$2,194

THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME

THIRTEEN AND THIRTY-NINE WEEKS ENDED SEPTEMBER 27, 2013 AND SEPTEMBER 28, 2012

(unaudited; in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	Sept 27, 2013	Sept 28, 2012	Sept 27, 2013	Sept 28, 2012
Net Income:	$4,160	$3,816	$12,154	$10,907
Interest expense	2,328	1,010	5,598	2,454
Depreciation	653	513	1,925	1,446
Amortization	1,236	599	3,537	1,049
Provision for income tax expense	2,947	2,496	8,633	7,536

EBITDA (1)	11,324	8,434	31,847	23,392
Adjustments:
Stock compensation (2)	303	975	892	1,335
Duplicate rent(3)	400	260	1,118	444

Adjusted EBITDA (1)	$12,027	$9,669	$33,857	$25,171

1.	We are presenting EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as peformance measures permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Represents non-cash stock compensation expense associated with awards of restricted shares of our common stock to our key employees and our independent directors.
3.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.

THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF MODIFIED PRO FORMA NET INCOME TO NET INCOME

THIRTEEN AND THIRTY-NINE WEEKS ENDED SEPTEMBER 27, 2013 AND SEPTEMBER 28, 2012

(unaudited; in thousands except share amounts and per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	Sept 27, 2013	Sept 28, 2012	Sept 27, 2013	Sept 28, 2012
Net Income	$4,160	$3,816	$12,154	$10,907

Duplicate Rent (2)	400	260	1,118	444
Write-off (adjustment) of Deferred Financing Fees (3)	—	—	(134)	237
Stock Compensation Charges (4)	—	713	—	713
Tax Effect Adjustments (5)	(166)	(384)	(408)	(568)

Total Adjustments	234	589	576	826

Modified Pro Forma Net Income	$4,394	$4,405	$12,730	$11,733

Diluted Earnings per Share - Modified Pro Forma	$0.21	$0.21	$0.60	$0.56

Diluted Shares Outstanding - Modified Pro Forma (6)	21,145,159	20,980,019	21,052,560	20,911,337

1.	We are presenting modified pro forma net income and modified pro forma EPS, which are not measurements determined in accordance with U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our operations and which we believe, when considered with both our GAAP results and the reconciliation to net income, provide a more complete understanding of our business than could be obtained absent this disclosure. We use modified pro forma net income and modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma net income and modified pro forma EPS as performance measures permits a comparative assessment of our operating performance relative to our performance based upon our GAAP results while isolating the effects of items that vary from period to period without any correlation to core operating peformance.
2.	Represents rent expense and other facility costs, including utilities and insurance, incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.
3.	Represents write-off (adjustment) of deferred financing fees in connection with refinancing our senior secured credit facilities in April 2012.
4.	Represents the accelerated vesting of equity grants given to our former COO upon his separation from the Company.
5.	Represents the tax impact of adjustments 2, 3 and 4 above.
6.	Represents diluted shares outstanding of our common stock.

THE CHEFS’ WAREHOUSE, INC.

2013 FULLY DILUTED EPS GUIDANCE RECONCILIATION TO 2013 MODIFIED PRO FORMA

FULLY DILUTED EPS GUIDANCE(1)

(unaudited)

	Low-End	High-End
	Guidance	Guidance
Net income per diluted share	$0.84	$0.87
Duplicate facility rent(2)	0.04	0.04

Modified pro forma net income per diluted share (3)	$0.88	$0.91

1.	Guidance is based upon an estimated effective tax rate of 41.5% and an estimated fully diluted share count of 22.0 million shares.
2.	Represents rent and other facility costs, including utilities and insurance, expected to be incurred in connection with the renovation and expansion of our Bronx, NY facility while we are unable to utilize the facility during construction.
3.	We are presenting modified pro forma EPS, which is not a measurement determined in accordance with U.S. generally accepted accounting principals, or GAAP, because we believe this measure provides an additional metric to evaluate our currently projected results and which we believe, when considered with both our projected GAAP results and the reconciliation to projected net income per diluted share, provides a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use modified pro forma EPS, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of modified pro forma EPS as a performance measure permits a comparative assessment of our expectations regarding our projected operating performance relative to our projected operating performance based on our GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance.

THE CHEFS’ WAREHOUSE, INC.

RECONCILIATION OF ADJUSTED EBITDA GUIDANCE FOR FISCAL 2013

(unaudited; in thousands)

	Low-End Guidance	High-End Guidance
Net Income:	$18,500	$19,000
Provision for income tax expense	12,900	13,500
Depreciation & amortization	7,000	8,000
Interest expense	7,500	8,000

EBITDA (1)	45,900	48,500

Adjustments:
Stock compensation (2)	1,100	1,100
Duplicate rent(3)	1,500	1,500

Adjusted EBITDA (1)	$48,500	$51,100

1.	We are presenting projected EBITDA and Adjusted EBITDA, which are not measurements determined in accordance with the U.S. generally accepted accounting principles, or GAAP, because we believe these measures provide additional metrics to evaluate our currently projected results and which we believe, when considered with both our projected GAAP results and the reconciliation to projected net income, provide a more complete understanding of our expectations for our business than could be obtained absent this disclosure. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of EBITDA and Adjusted EBITDA as peformance measures permits a comparative assessment of our expectations regarding our projected operating performance relative to our projected performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.
2.	Represents non-cash stock compensation expense expected to be incurred in connection with awards of restricted shares of our common stock to our key employees and our independent directors.
3.	Represents rent expense and facility costs, including utilities and insurance, expected to be incurred on the renovation and expansion of our Bronx, NY distribution facility while we are unable to use the facility.